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                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-61721) of PLATO Learning, Inc. of our report dated June 28, 2006, except as to Note 2 - Valuation of Investments and
Income Recognition for which the date is June 28, 2007 relating to the financial statement of PLATO Learning, Inc. Savings and Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 28, 2007

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